SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
July 24, 2007

DYNEGY INC.
DYNEGY HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
Delaware	000-29311	94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800
Houston, Texas 77002
(Address of principal executive offices including Zip Code)

(713) 507-6400
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 7.01  Regulation FD Disclosure.

Legislative leaders from the state of Illinois, including the Speaker of the House and the Senate President, announced a comprehensive transitional rate relief package for electric consumers on July 23, 2007. This rate relief package and related agreements are subject to passage of certain legislation. These agreements are a result of several months of negotiations among leaders of the Illinois House of Representatives and Senate, the office of the Attorney General of the State of Illinois and various Illinois utilities and power generators. The expected program, once effective, is expected to provide $1.001 billion to help fund a new power procurement agency and provide assistance to utility customers in Illinois.

As a part of this rate relief package, and subject to passage of certain legislation, Dynegy Holdings Inc. (“DHI”), a wholly owned subsidiary of Dynegy Inc. (“Dynegy”), anticipates making payments of up to $25 million over a 29-month period. These payments will be contingent on certain conditions related to the absence of future electric rate and tax legislation in Illinois. DHI anticipates making payments of $7.5 million in 2007, $9.0 million in 2008 and $8.5 million in 2009, and to record a $25 million charge in the second quarter of 2007. DHI’s payment of $7.5 million in 2007 is to be used as funding for the Illinois Power Agency, which is to be created as part of Illinois’ comprehensive legislative package. DHI’s expected payments for 2008 and 2009 will be made in monthly installments, provided that if at any time prior to December 2009, as further described in the rate relief package and related agreements, Illinois imposes an electric rate freeze or imposes an additional tax on generators, DHI’s obligations to make the monthly payments will cease. The monthly payments will be paid into an escrow account established to support rate relief activities for Ameren Illinois Utilities’ customers.

The rate relief package and related agreements, once effective, will result in motions to dismiss with prejudice being filed in several ongoing court and regulatory cases surrounding the 2006 Illinois reverse power procurement auction, including the Federal Energy Regulatory Commission complaint (filed in March 2007), the appeals of the original Illinois Commerce Commission orders adopting the auction process and the auction improvements case. As a result of the rate relief package and related agreements, once effective, Dynegy and DHI expect that the contracts originally entered into as part of the auction will remain in place as between Dynegy Power Marketing Inc. and the Ameren Illinois Utilities.

Pending legislation must be passed by the Illinois House and Senate and be signed by the Governor before the rate relief package and related agreements become effective. It is expected that this process will be completed by the end of the month.

The information in this Item 7.01 on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

FORWARD LOOKING STATEMENTS

Certain statements included in this Form 8-K are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions, or beliefs about future events, particularly the statements concerning: anticipated donations to the transition relief fund, their amounts, their timing or usage; any statements regarding legal, judicial or regulatory proceedings; and contracts resulting from the 2006 auctions. Dynegy and DHI caution that actual future results may vary materially from those expressed or implied including: the expected agreements may not be approved by any of the following, the Illinois House, the Illinois Senate or the Illinois Governor; they may be modified by any of the parties prior to being finalized; the Federal Energy Regulatory Commission may choose to pursue the matter independent of the state’s withdraw of the complaint; and Dynegy and DHI may not be allowed the benefit of the bargain resulting from the 2006 auction. More information about the risks and uncertainties relating to these forward-looking statements is found in the SEC filings of Dynegy and DHI, including their Annual Reports on Form 10K for year ended December 31, 2006 and their Quarterly Reports on Form 10-Q for the quarter ended March 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC. (Registrant)

Dated: July 24, 2007	By:	/s/ Kent R. Stephenson
	Name: Title:	Kent R. Stephenson Senior Vice President and Deputy General Counsel

DYNEGY HOLDINGS INC. (Registrant)

Dated: July 24, 2007	By:	/s/ Kent R. Stephenson
	Name: Title:	Kent R. Stephenson Senior Vice President and Deputy General Counsel